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                                                                  EXHIBIT 10.34



                              TAX SHARING AGREEMENT

         This Tax Sharing Agreement (the "Agreement"), effective as of September 1, 1999, by and between Jaymark, Inc., a Delaware corporation ("Jaymark"), and JNI Corp., a Delaware corporation ("JNI"), is made and entered into in connection with the initial public offering ("IPO") of JNI.

         WHEREAS, Jaymark on behalf of itself and its present and future subsidiaries other than JNI (the "Jaymark Group"), and JNI on behalf of itself and any future subsidiaries (the "JNI Group") have determined that it is necessary and desirable to provide for allocation between the Jaymark Group and the JNI Group of all responsibilities, liabilities, and benefits relating to taxes paid or payable by either group for all taxable periods, whether beginning before, on, or after the IPO of JNI, and to provide for certain other matters.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions, and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         1.1 Definitions Specific to this Contract.

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

             (a) Code: the Internal Revenue Code of 1986, as amended.

             (b) Post-IPO Period: any taxable period after the IPO date of JNI.

             (c) Pre-IPO Period: any taxable period ending on or before the IPO date of JNI.

             (d) Tax: all income and franchise taxes of the Jaymark Group and the JNI Group.

             (e) Tax Attribute: any net operating loss or credit carryforward.

             (f) Tax Benefit: the tax effect of any loss, deduction, credit, or other item that decreases taxes paid or payable.

             (g) Tax Detriment: the tax effect of any income, gain, recapture of credit, or other item that increases taxes paid or payable.

             (h) Tax Representative: for the Jaymark Group, their chief financial officer whose address is 9775 Towne Centre Drive, San Diego, California, 92121. For the JNI Group, their chief financial officer whose address 9775 Towne Centre Drive, San Diego, California, 92121.




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                                   ARTICLE II
                              FILING OF TAX RETURNS

         2.1 Pre-IPO Period Income Tax Returns.

             (a) Federal Income Tax Returns. The income and other tax items of JNI for any Pre-IPO Period shall be included in Jaymark's consolidated federal income tax return. Items of income, gain, loss, deduction and credit shall be taken into account in accordance with the Treasury Regulations promulgated under Code Section 1502. Jaymark shall prepare and timely file all consolidated federal income tax returns for any Pre-IPO Period.

             (b) State Income Tax Returns. The income and other tax items of JNI for any Pre-IPO Period shall be included in Jaymark's consolidated or combined state income tax return as permitted or required under applicable state law. Jaymark shall prepare and timely file all consolidated or combined state income tax returns that included a Jaymark Group member and JNI and any JNI stand alone state income tax return for any Pre-IPO Period. Any JNI stand alone state tax returns shall be the responsibility of JNI.

         2.2 Post-IPO Period Income Tax Returns. JNI shall be responsible for preparing and timely filing all federal, state, and foreign income tax returns for each JNI Group member for Post-IPO Periods. If the Tax Representatives of the Jaymark Group and the JNI Group or the California Franchise Tax Board determine that the Jaymark Group and JNI Group should jointly file a unitary California combined return of franchise or income tax for a Post-IPO Period, then Jaymark shall be responsible for having such tax return prepared, with each of JNI and Jaymark to be responsible for payment of one-half of the fees paid to any outside accountant for preparing such return.

         2.3 Other Tax Returns. All tax reports or returns not covered by
Section 2.1 or 2.2 shall be prepared and filed by JNI for the JNI Group and by Jaymark for the Jaymark Group.


                                  ARTICLE III
                                PAYMENT OF TAXES

         3.1 Payment of Taxes In General.

             (a) Except as otherwise provided in this Article 3, Jaymark shall pay, and shall indemnify and hold harmless JNI from and against, all taxes attributable to Jaymark Group, whether heretofore or hereafter arising or incurred. Jaymark shall be entitled to any reduction in or refund of taxes for which it is responsible pursuant to the preceding sentence (except any reduction in or refund of taxes resulting from carrybacks of JNI as described in Section 3.4).

             (b) Except as otherwise provided in this Article 3, JNI shall pay, and shall indemnify and hold harmless each Jaymark Group member from and against, (i) all taxes of JNI for any Pre-IPO Period and (ii) all taxes for any Post-IPO Period that are attributable to JNI Group. JNI shall be entitled to any reduction in or refund of taxes for which it is responsible pursuant to the preceding sentence.



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             (c) If a member of the Jaymark Group or JNI receives a refund of taxes to which the other group is entitled under this Article 3, then such member shall remit such refund to the other group by promptly sending such refund to Jaymark or JNI, as the case may be. However, any amount payable by any Jaymark Group member or JNI in respect of any such refund shall be reduced by the Tax Detriment incurred or to be incurred by the other party as a result of the refund claim.

         3.2 Payment of Certain Income Taxes.

             (a) Jaymark shall charge JNI for its share of Jaymark's consolidated federal income tax liability and Tax Attributes not heretofore paid for any Pre-IPO Period. JNI's share shall be determined as the amount of separate company taxable income, before utilization of any net operating loss or tax credits, computed under the Code, less the actual amount of JNI net operating loss and credits permitted to be utilized in the consolidated tax return. JNI shall pay or cause to be paid promptly its share of such tax liability upon the later of (i) receiving written notification from Jaymark of the amount of such liability or (ii) the IPO. Such payment shall be made directly to Jaymark.

             (b) Jaymark shall also charge JNI for its share of any state income tax due under a consolidated, combined, or stand alone state income tax returns and not heretofore paid for a Pre-IPO Period. JNI's share shall be determined as the amount of separate company taxable income, before utilization of any net operating loss or tax credits, computed under applicable state law, less the amount of JNI net operating loss and credits permitted to be utilized on such tax return. JNI shall pay its share of such tax liability upon the later of (i) receiving written notification from Jaymark of the amount of such liability or
(ii) the IPO. Such payment shall be made directly to Jaymark.

         3.3 Adjustments to Tax Liability and Tax Attributes.

             (a) Jaymark shall be responsible for, and shall indemnify and hold harmless JNI from and against, all adjustments to taxes (including, without limitation, additions to tax, interest, and penalties) attributable to the Jaymark Group, whether heretofore or hereafter arising or incurred. Jaymark shall not be responsible for, nor shall it indemnify or hold harmless JNI from and against, any adjustments to taxes (including, without limitation, additions to tax, interest, and penalties) of JNI for any Post-IPO Period.

             (b) Jaymark shall be entitled to any net Tax Benefit and shall bear any net Tax Detriment resulting from adjustments to taxes attributable to the Jaymark Group (except adjustments resulting from carrybacks of JNI from a Post-IPO Period). If an adjustment to a tax item attributable to the Jaymark Group reduces the tax liability of JNI, JNI shall pay promptly to Jaymark the amount of the Tax Benefit realized by JNI. If an adjustment to a tax item attributable to the Jaymark Group increases the tax liability of JNI, Jaymark shall pay promptly to JNI the amount of the Tax Detriment realized by JNI upon receiving written notification from JNI of such amount.



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             (c) JNI shall be responsible for, and shall indemnify and hold harmless each Jaymark Group member from and against, all adjustments to taxes (including, without limitation, additions to tax, interest, and penalties) (i) for any Pre-IPO Period with respect to JNI and (ii) for any Post-IPO Period with respect to JNI's Group. JNI shall be entitled to any Tax Benefit and shall bear any Tax Detriment resulting from such adjustments. If an adjustment to a tax item for which JNI is responsible under this Section 3.3 reduces the tax liability of a Jaymark Group member, Jaymark shall pay promptly to JNI the amount of the Tax Benefit realized by the Jaymark Group. If an adjustment to a tax item for which JNI is responsible under this Section 3.3 increases the tax liability of a Jaymark Group member, JNI shall pay promptly (in the manner provided in Section 3.2 above) the amount of the Tax Detriment incurred by the Jaymark Group upon receiving written notification from Jaymark of such amount.

         3.4 Carrybacks from Post-IPO Periods to Pre-IPO Periods. Any loss, credit, or other item attributable to JNI's Group and arising in a Post-IPO Period may be utilized by the JNI Group and/or carried back to a consolidated or combined return of the Jaymark Group for a Pre-IPO Period as may be permitted under applicable law. Jaymark shall cooperate with any JNI group member to the extent reasonably necessary and to the extent not deemed detrimental to Jaymark (including, without limitation, amending any return and filing any claim for refund) for such member to realize the Tax Benefit of carrying such loss, credit, or other item back to such Pre-IPO Period. Jaymark shall remit promptly to JNI any refund or reduction in tax resulting from such carryback; provided, however, that the amount payable in respect of any such refund shall be reduced by the amount of any taxes incurred by any Jaymark Group member as a result of the accrual or receipt of the refund.


                                   ARTICLE IV
                                   COOPERATION

         4.1 Cooperation in General.

             (a) Each of Jaymark and JNI agrees to make available to the other party records in its custody and in the custody of any member of its group, to furnish other information, and otherwise to cooperate to the extent reasonably required for the filing of tax returns or audits and documents relating to the assets or Group of such other party. Any information requested to be provided under this Section 4.1 shall be provided within forty-five (45) days of a written request for such information.

             (b) So long as the JNI Group is included in the consolidated financial statements of Jaymark, JNI shall timely provide the necessary financial information of the JNI Group to Jaymark so that Jaymark may prepare its financial statements to meet its deadlines.

         4.2 Notice, Defense, and Settlement of Tax Claims.

             (a) If a member of the Jaymark Group or JNI Group receives written notice of a deficiency contest, audit, or other proceeding with respect to a proposed tax liability for which a member of the other group is liable under this Agreement (including liability hereunder to indemnify or reimburse a member of the other group), then the recipient shall notify the other group of such matter by promptly sending written notice thereof to Jaymark or JNI, as the case


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may be. Jaymark and JNI shall cooperate to contest and defend any such proposed tax liability. The corporation that is liable under applicable law for such proposed tax liability (without regard to this Agreement) shall not settle, compromise, or otherwise agree to pay such liability without the consent of the corporation that is liable for such tax under this Agreement. Such consent shall not be unreasonably withheld.

             (b) Jaymark shall be responsible for responding to any notice of deficiency, contest, audit, or other proceedings with respect to a proposed tax liability of a consolidated or combined federal or state tax return of the Jaymark Group and JNI for a Pre-IPO Period. JNI shall be responsible for responding to any notice of deficiency, contest, audit, or other proceedings with respect to a proposed tax liability of a stand alone tax return of JNI for a Pre-IPO Period. In addition, JNI shall be responsible for responding to any proposed tax claim for non-corporation income or franchise taxes, including but not limited to sales, property, and payroll taxes, attributable to JNI for a Pre-IPO Period.

         4.3 Confidentiality. Members of both the Jaymark Group and the JNI Group understand the confidential nature of financial information disclosed in tax returns and the related supporting documentation. Each of Jaymark and JNI hereby agree to not release any tax and supporting documentation or information with respect to the other party to any outside party (including taxing authorities) without the consent of the Tax Representative of the other party.


                                   ARTICLE V
                             RESOLUTION OF DISPUTES

         Any dispute or ambiguity concerning the amount of any payment provided for under this Agreement shall be resolved, in a manner consistent with the principles and procedures set forth in this Agreement, by an internationally recognized accounting firm (so-called "Big-Five" accounting firm) jointly selected by the parties hereto. The judgment of such accounting firm shall be conclusive and binding upon each of the parties to this Agreement. The accounting firm's fee shall be borne equally by each of the parties to this Agreement.


                                   ARTICLE VI
                                     GENERAL

         6.1 Waiver. Any waiver by any party of any default by the other hereunder shall not be deemed to be a continuing waiver of such default or a waiver of any other default or of any of the terms and conditions of this Agreement.

         6.2 Amendments. The terms and conditions of this Agreement may not be superseded, modified, or amended except in writing stating that it is such a modification and signed by an authorized representative of each party hereto.

         6.3 Governing Law; Forum Selection. This Agreement shall be governed by the laws of the State of California, U.S.A., without reference to conflict of laws principles. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts of San Diego County (or, if there is exclusive federal jurisdiction, the



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United States District Court for the Southern District of California), and the
parties consent to the personal and exclusive jurisdiction and venue of these courts.

         6.4 Attorneys' Fees. The prevailing party in any legal action brought by one party against the other shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred thereby, including court costs and reasonable attorneys' fees.

         6.5 Complete Agreement. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof, and supersedes and replaces all prior or contemporaneous agreements, written or oral, regarding such subject matter.

         6.6 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of each party hereto, its respective successors and assigns, and each member of the Jaymark Group and the JNI Group not a party hereto.

         6.7 Notices. Any notice which any party desires or is obligated to give to the other shall be given in writing or by facsimile or telex and sent to Tax Representative at the appropriate address set forth above, or to such other address as the party to receive the notice may have last designated in writing in the manner herein provided. Except as otherwise expressly provided herein, notice shall be deemed to have been received on the earlier of the date when actually received or ten (10) days after being deposited in the mail, postage prepaid, registered or certified mail, or within one (1) day if by facsimile or telex, promptly confirmed in writing, properly addressed to the parties.

         6.8 Headings; Counterparts. Headings to Sections of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof. This Agreement may be executed in two (2) or more counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

         6.9 Partial Invalidity. If any provision in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.


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         IN WITNESS WHEREOF, Jaymark and JNI have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, as of the date first above written.


JAYMARK, INC.                                 JNI CORP.



By: /s/ RANDY JOHNSON                         By: /s/ TERRY FLANAGAN
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Title:  Chief Financial Officer               Title:  President
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